SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the securities exchange act of 1934

       Date of Report (date of earliest event reported): February 12, 2003


                          WILLIS GROUP HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

          BERMUDA                     001-16503                  13-5160382
(Jurisdiction of incorporation   (Commission File Number)      (IRS Employer
      or organization)                                       Identification No.)

                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
         (Former name or former address, if changed since last report.)


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ITEM 5:  OTHER EVENTS

On February 12, 2003, Willis Group Holdings Limited issued a press release announcing the appointment of Mario P. Vitale as CEO of Willis North America Inc.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  The following document is filed as an exhibit to this report on Form
          8-K:

     99.1 Press Release dated February 12, 2003, of Willis Group Holdings
          Limited

                                                                    Exhibit 99.1


        Mario P. Vitale Appointed CEO of Willis North America;
           Company Integrates All North American Operations

NEW YORK--(BUSINESS WIRE)--Feb. 12, 2003--Willis Group Holdings (NYSE: WSH), the global insurance broker, today announces the appointment of Mario P. Vitale as Chief Executive Officer of Willis North America.

The business unit now integrates all the broker's North American efforts - large account and middle market units as well as various practice groups that specialize in serving particular industries. The alignment of all North American operations will yield a more aggressive Willis driven by a single, integrated growth strategy. Vitale, who had been serving the company as Chairman of the global large account practice, assumes responsibility for North America immediately.

Supported by an existing structure that includes 13 regions and various industry practice groups, Willis North America will be driven by a common sales culture defined by teamwork, cross-selling, training, superior client service and robust pipelines - regardless of the size of the client or prospect.

"Heading Willis North America, Mario will unify all our development efforts with a single, integrated expansion plan; this includes organic growth, recruiting producers and identifying potential acquisition candidates," said Joe Plumeri, Chairman and Chief Executive Officer of Willis. "Mario's appointment is further progress toward our building the world's greatest insurance broker as we will now service our clients and present ourselves to prospects in a consistent manner without regard for the size, geography or industry of the audience.

"Mario has made a major contribution to Willis since he joined us just two years ago," Plumeri continued. "I have every confidence that he is the right person to take on this major opportunity."

"We enjoy tremendous potential to grow both our large account and middle market businesses, said Vitale. "Until now, we have kept these units separate with like-minded sales strategies but operating on different - albeit - parallel paths. Bringing them together will not only unify the efforts and enable significant cross-selling, but also foster a more aggressive sales environment. I am excited about this new assignment to bring all our North American efforts under the same banner."

Mario joined Willis as a Group Executive Vice President of Group Sales and Marketing in November of 2000. In his sales and marketing capacity, Mario and his team laid the foundation of Willis' sales culture.

Prior to joining us, Mr. Vitale was President of the Risk Management Division of Kemper Insurance Company for one year and President of the Risk Management Division of Reliance National with full global responsibilities for 13 years.

He is on the Board of Directors of the College of Insurance in New York.

Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 80 countries, its global team of 13,000 associates serves clients in some 180 countries. Willis is publicly traded on the New York Stock Exchange under the symbol WSH. Additional information on Willis may be found on its web site: www.willis.com.


    CONTACT: Willis Group Holdings
             Investors:
             Kerry K. Calaiaro, 212/837-0880
             calaiaro_ke@willis.com
             Media:
             Nicholas Jones, +44 20 7488-8190
             jonesnr@willis.com
             Dan Prince, 212/837-0806
             prince_da@willis.com

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 WILLIS GROUP HOLDINGS LIMITED

                                                 By:   /s/ Mary E. Caiazzo
                                                    ----------------------------
                                                       Mary E. Caiazzo
                                                       Assistant General Counsel

Date:  February 12, 2003


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